EXHIBIT 5.1, Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

       [letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]

February 2, 2001

Palatin Technologies, Inc.
103 Carnegie Center, Suite 200
Princeton, New Jersey 08540

Ladies and gentlemen:

     We have acted as counsel for Palatin Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on February 2, 2001 under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of the following shares of the Company's $.01 par value common stock:

     1. Up to 176,460 shares which Edward J. Quilty has the right to purchase under stock options which expire June 13, 2004 (the "Quilty Options").

     2. Up to 7,500 shares which Gene Mancino has the right to purchase under stock options which expire November 28, 2010 (the "Mancino Options").

     3. Up to 5,000 shares which Griffin Securities, Inc. has the right to purchase under warrants which expire on June 8, 2005 (the "Griffin Warrants").

     4. Up to 15,000 shares which The Wistar Institute of Biology and Anatomy has the right to purchase under warrants which expire on December 15, 2010 (the "Wistar Warrants").

     As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

     1. Up to 176,460 shares issuable upon exercise of the Quilty Options, if and when paid for and issued upon exercise of the Quilty Options in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.


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Palatin Technologies, Inc.
February 2, 2001
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     2.   Up to 7,500 shares issuable upon exercise of the Mancino Options, if and when paid for and issued upon exercise of the Mancino Options in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

     3. Up to 5,000 shares issuable upon exercise of the Griffin Warrants, if and when paid for and issued upon exercise of the Griffin Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

     4. Up to 15,000 shares issuable upon exercise of the Wistar Warrants, if and when paid for and issued upon exercise of the Wistar Warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and non-assessable.

     We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a description of ownership of the Company's securities by a member of this firm.

                             Very truly yours,

                             MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.